UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2023

SIMPLICITY ESPORTS AND GAMING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7000 W. Palmetto Park Rd., Suite 505

Boca Raton, FL 33433

(Address of Principal Executive Offices)

(855) 345-9467

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

As previously disclosed by Simplicity Esports and Gaming Company (the “Company”) in its Current Report on Form 8-K filed on September 28, 2022 with the Securities and Exchange Commission (the “SEC”), on September 28, 2022, the Company entered into an exchange agreement (the “Exchange Agreement”), dated as of September 28, 2022, by and among the Company, Diverted River Technology, LLC (“Diverted River”), the member(s) of Diverted River from time to time (the “Members”) and Zachary Johnson, as the Members’ representative. Pursuant to the terms of the Exchange Agreement, the Company agreed to acquire from the Members 100% of the membership interests of Diverted River held by the Members as of the closing (the “Closing”), in exchange for the issuance by the Company to the Members of shares of the Company’s common stock equal to 80% of the issued and outstanding shares of the Company’s common stock as of the Closing.

Pursuant to the terms of the Exchange Agreement, following the Closing, Diverted River will become a wholly owned subsidiary of the Company. Also following the Closing, it is expected that the Company’s name will be changed to Diverted River Technology, Inc., and the business of the Company will become that of Diverted River, an ETO focused on a sustainable, high margin, recurring revenue business model that requires limited capital expenditures.

At the Closing, the Company will expand the size of the Company’s Board of Directors (the “Board”) by three persons, to a total of seven persons, and will name Mr. Johnson and, within 90 days after Closing, two other persons, as directors on the Board, one of whom will be an independent director. Also at the Closing, the Company will name Mr. Johnson as Chief Executive Officer of the Company. Within 90 days of Closing, the Board will name a Chief Technology Officer, subject to Mr. Johnson’s approval. At the Closing, the Company will also enter into employment agreements with Mr. Johnson and certain other Diverted River employees as identified and agreed by the parties. Within 90 days of Closing, the Company will hire Velocity 42 Limited as its primary software developer.

The Exchange Agreement contains certain covenants, representations and warranties customary for an agreement of this type. In addition, the Closing is subject to the satisfaction or waiver of certain conditions, including, but not limited to, (i) the increase by the Company of its authorized shares of common stock to 250,000,000 shares; (ii) execution by Diverted River of agreements with clients generating at least $60,000 per month in revenue for at least 24 months following the Closing, with such agreements being in form and substance as agreed to by the Company and Diverted River; (iii) settlement by the Company of any debt with landlords related to the closure of the Company’s gaming center venues; (iv) the Company having obtained binding commitments from investors to invest at least $4,000,000, through the issuance of shares of Company common stock; (v) repayment by the Company of its convertible notes, or execution of agreements with noteholders to convert such notes into shares of Company common stock comprising no more than 12.5% of the issued and outstanding common stock of the Company after giving effect to the Closing; (vi) reaching an agreement with warrant holders to amend the exercise price to be $1.00 per share; (vii) execution of note amendments by holders of Company promissory notes that are not presently convertible into shares of Company common stock such that the notes will be converted into Company common stock and such notes shall have been converted, with such shares being included in the 12.5% limitation set forth in clause (v) hereof; (viii) provision by Diverted River of audited financial statements; and (ix) completion of satisfactory due diligence reviews by the Company and Diverted River.

Pursuant to the terms of the Exchange Agreement, the parties could terminate the Exchange Agreement pursuant to the terms of the Exchange Agreement, including, but not limited to, if the conditions to Closing had not been satisfied or waived by December 15, 2022.

The description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2022 is incorporated herein by reference.

Also as previously disclosed, on December 15, 2022, the parties entered into Amendment No. 1 to Exchange Agreement (“Amendment No. 1”). Pursuant to the terms of Amendment No. 1, the termination date was amended to be February 1, 2023. Except as set forth in Amendment No. 1, the Exchange Agreement remains in full force and effect.

The description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2022 and is incorporated herein by reference.

On March 10, 2023, the parties to the Exchange Agreement entered into Amendment No. 2 to Exchange Agreement (“Amendment No. 2”). Amendment No. 2 was executed on March 10, 2023 and placed in escrow. Amendment No. 2 was released from escrow on March 28, 2023.

Pursuant to the terms of Amendment No. 2, the termination date was amended to be July 14, 2023. In addition, pursuant to the terms of Amendment No. 2, the Company agreed to acquire from the Members 100% of the membership interests of Diverted River held by the Members as of the Closing in exchange for the issuance by the Company to the Members of shares of the Company’s common stock equal to 75% of the issued and outstanding shares of the Company’s common stock as of the Closing. The parties acknowledge that the Company is currently, or shall shortly become, a party to the Notes Exchange Agreement by and between the Company and the Noteholders (as hereinafter defined) of the Notes (as hereinafter defined), pursuant to which, at or simultaneous with the Closing hereunder, such Notes shall be exchanged for a number of shares of Company common stock equal to 5% of the Company’s outstanding shares of common stock following the Closing and the closing of the Offering (as hereinafter defined) (the “Note Exchange Transactions”). The parties also acknowledge and agree that in connection with the transactions and the Note Exchange Transactions, the Company expects to complete an offering of Company common stock to certain additional investors (the “Offering”). The number of shares of common stock to be issued and sold in the Offering, when added to the shares of common stock issued and outstanding prior to the closing of the Note Exchange Transactions and the Closing, will comprise no more than 20% of the issued and outstanding shares of Company common stock following the closing of the Offering, the closing of the Note Exchange Transactions and the Closing, such that the ending capitalization of the Company at such time shall be comprised of (i) the investors in the Offering and the other shareholders of the Company, holding 20% of the issued and outstanding shares of the Company’s common stock, (ii) the DRT Members holding 75% of the issued and outstanding shares of the Company’s common stock; and (iii) the Noteholders, collectively, holding 5% of the issued and outstanding shares of the Company’s common stock, and provided that such 5% number may be reduced as set forth in the Note Exchange Agreement, in which event the proportion of the shares of common stock to be held by the investors in the Offering and the other shareholders of the Company other than the DRT Members and the Noteholders, shall be adjusted from such current 20% number.

Except as set forth in Amendment No. 2, the Exchange Agreement, as amended, remains in full force and effect.

The description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

On March 21, 2023, the Company, Ionic Ventures, LLC (“Ionic”), FirstFire Global Opportunities Fund (“FirstFire”), Jefferson Street Capital (“Jefferson”), Labrys Fund (“Labrys”), GS Capital Partners (“GS”), and Lucas Ventures & LGH Investments (“Lucas” and collectively with Ionic, FirstFire, Jefferson, Labrys and GS, the “Noteholders”) entered into a letter agreement (the “Letter Agreement”) pursuant to which the Noteholders agreed to convert their Notes into a number of shares of the Company’s common stock equal to 5% of the outstanding shares of common stock on March 21, 2023 (the “Equity Percentage Shares”). Each Noteholder agreed to convert its respective Note(s) into the equity percentage based on the ratio which the principal amount of such Noteholder’s Note bears to the aggregate principal amount of all Noteholders. Pursuant to the terms of the Letter Agreement, “Notes” is defined to include the following promissory notes:

Noteholder	Origination	Principal and Interest Balance (In Dollars)
FirstFire	3/21/22	120,819
FirstFire	7/14/22	29,196
FirstFire	6/10/21	1,364,167
FirstFire	3/10/21	528,847

GS	3/21/22	90,614
GS	7/14/22	29,196
GS	6/10/21	299,678
GS	9/13/22	11,440

Ionic	3/21/22	120,819
Ionic	7/14/22	29,196
Ionic	9/29/21	1,526,014

Jefferson	4/1/22	90,162
Jefferson	8/24/21	327,529
Jefferson	7/14/22	29,196

Labrys	2/19/21	1,021,697

LGH	9/2/21	248,000
Lucas	9/2/21	248,000

The following promissory notes are expressly omitted from the definition of Notes:

Noteholder	Origination	Principal and Interest Balance (In Dollars)
FirstFire	9/8/22	68,640
FirstFire	1/30/23	35,200
FirstFire	3/8/23	16,500

Ionic	9/8/22	68,640
Ionic	1/30/23	35,200
Ionic	3/8/23	16,500

Jefferson	9/8/22	28,600
Jefferson	1/30/23	35,200

Notwithstanding the terms of the Letter Agreement, the Noteholders are entitled to continue conversions from March 21, 2023 until the Closing. Any conversions that occur in accordance with the Letter Agreement will reduce the number of shares of common stock that would be issued to each Noteholder upon conversion of each of its respective Notes equal to the ratio multiplied by the Equity Percentage Shares.

The description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 31, 2023, the Company issued a press release announcing entry into Amendment No. 2 and the Letter Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information included in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Exchange Agreement, dated as of September 28, 2022, by and among the registrant, Diverted River Technology, LLC, the member(s) of Diverted River Technology, LLC from time to time and Zachary Johnson, as the Members’ representative (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on September 28, 2022).
10.2	Amendment No. 1 to Exchange Agreement, dated as of December 15, 2022, by and among the registrant, Diverted River Technology, LLC, the member(s) of Diverted River Technology, LLC from time to time and Zachary Johnson, as the Members’ representative (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 16, 2022).
10.3	Amendment No. 2 to Exchange Agreement, dated as of March 10, 2023, by and among the registrant, Diverted River Technology, LLC, the member(s) of Diverted River Technology, LLC from time to time and Zachary Johnson, as the Members’ representative.
10.4	Letter Agreement, dated as of March 21, 2023, by and among the registrant, Ionic Ventures, LLC, FirstFire Global Opportunities Fund, Jefferson Street Capital, Labrys Fund, GS Capital Partners, and Lucas Ventures & LGH Investments.
99.1	Press release issued by the registrant on March 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMPLICITY ESPORTS AND GAMING COMPANY

Date: March 31, 2023	By:	/s/ Roman Franklin
Roman Franklin
Chief Executive Officer